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                               GWC CORPORATION
          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS--MARCH 10, 1994

     The undersigned hereby appoints Ronald S. Dungan, James J. Kilsdonk and Frank J. Pizzitola, or a majority of them, or any one of them acting singly in the absence of the others, the proxy or proxies of the undersigned, with full power of substitution to each, to attend the Special Meeting of Stockholders of GWC Corporation to be held on March 10, 1994 or any adjournments thereof and with all powers the undersigned would possess if present, to vote upon the following matters:

     (1) Approve an Amended and Restated Agreement and Plan of Merger, dated as of September 15, 1993 between United Water Resources Inc. and GWC Corporation pursuant to which GWC Corporation will merge with and into United Water Resources Inc.

                     FOR [_]   AGAINST [_]   ABSTAIN [_]

     (2) Such other matters as may properly come before the meeting or any adjournments thereof.

                (Continued and to be signed on reverse side)
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  Said proxies will vote this proxy in accordance with instructions in the spaces provided with respect to the matter referred to in (1) above. If no instruction is indicated, said proxies will vote FOR such matter and will use their discretion with respect to any matters referred to in (2) above.

  The undersigned hereby acknowledges receipt of notice of said Special Meeting of Stockholders and the related Joint Proxy Statement and Prospectus.

                                     Date _________________  , 1994


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                                                    (Signature)


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                                                    (Signature)

                                     (Signature should be exactly as name or
                                     names appear on this proxy. If stock is
                                     held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)
                                     PLEASE DATE, SIGN AND RETURN IMMEDIATELY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GWC CORPORATION.